Loan No. 950113436


                               SECURED PROMISSORY NOTE
                                      (REVOLVER)



$44,000,000                                                   February 15, 1999


       FOR VALUE RECEIVED, THE PEREGRINE REAL ESTATE TRUST, an unincorporated California real estate investment trust, dba WinShip Properties ("BORROWER") promises to pay to the order of FREMONT INVESTMENT & LOAN, a California industrial loan association, and its successors and assigns ("LENDER"), at 175
N. Riverview Drive, Anaheim, California 92808, Attention: Commercial Real Estate, Loan No. 950113436, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of Forty-Four Million Dollars ($44,000,000), together with interest thereon at the rate set forth herein from the date of disbursement until paid, on the terms set forth herein.

                                      ARTICLE 1

                                     DEFINITIONS

       As used herein, the following initially-capitalized terms shall have the meanings set forth below. Any initially-capitalized terms not otherwise defined herein shall have the meanings given such terms in that certain Loan and Security Agreement of even date herewith between Borrower and Lender (the "LOAN AGREEMENT").

       "ADJUSTMENT DATE" during the Initial Term means the Initial Adjustment Date and the first day of every sixth month thereafter and during the Extension Term means the first day of the sixth month after the Initial Maturity Date and the first day of every sixth month thereafter.

       "ADVANCE" means the Initial Advance (as defined in SECTION 2.6) or any Subsequent Advance (as defined in SECTION 2.6).

       "ADVANCE CONDITIONS" is defined in SECTION 2.6.

       "CEILING RATE" means a rate of 14.6463% per annum during the Initial Term, and a rate per annum equal to six percent (6%) in excess of the Variable Interest Rate in effect upon the commencement of the Extension Term during the Extension Term.

       "DEFAULT INTEREST RATE" means a rate of five percent (5%) per annum in excess of the Variable Interest Rate in effect from time to time under this Note.

       "EXTENDED MATURITY DATE" means April 1, 2003.

       "EXTENSION TERM" means the extended term of this Note commencing on the day after the Initial Maturity Date.

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       "FINAL PAYMENT" means the final payment due on the Maturity Date of all unpaid principal, interest, charges and other amounts due under this Note or any of the other Loan Documents.

       "FLOOR RATE" means a rate of seven percent (7%) per annum.

       "INITIAL ADJUSTMENT DATE" means October 1, 1999.

       "INITIAL ADVANCE" is defined in SECTION 2.6.

       "INITIAL MATURITY DATE" means April 1, 2001; provided that, if the conditions set forth in SECTION 3.1(A) are not satisfied on or before the maturity date of the Junior Loan, the Initial Maturity Date shall instead be the earlier date which is sixty (60) days after the notice sent by Lender to Borrower pursuant to SECTION 3.1(A). In no event shall the Initial Maturity Date be later than April 1, 2001.

       "INITIAL PAYMENT DATE" means May 1, 1999.

       "INITIAL TERM" means the original term of this Note commencing on the Closing Date and ending on the Initial Maturity Date.

       "INTEREST RATE" means the Variable Interest Rate or the Default Interest Rate, as applicable.

       "LIBOR RATE" means the Six-Month LIBOR rate of interest published on each Monday under this designation in the WALL STREET JOURNAL, in its Money Rates section. Changes in the Variable Interest Rate shall be based on the Six-Month LIBOR rate quoted in the WALL STREET JOURNAL. If such rate ceases to be available, or ceases to be published in the WALL STREET JOURNAL, Lender may select a substantially similar alternate.

       "LOAN" means the loan evidenced by this Note.

       "MATURITY DATE" means the Initial Maturity Date or, if Borrower has exercised its option to extend the Initial Maturity Date as provided herein, the Extended Maturity Date.

       "MONTHLY INSTALLMENT" means the monthly payments to be made by Borrower under SECTION 2.3.

       "PAYMENT" means the Monthly Installments, the Annual Fee, the Final Payment and/or any other payment required to be made by Borrower pursuant to the terms of the Loan Documents.

       "PREPAYMENT" is defined in SECTION 2.4.

       "SUBSEQUENT ADVANCE" is defined in SECTION 2.6.

       "VARIABLE INTEREST RATE" during the Initial Term means an annual rate equal to (a) 8.6463% until the Initial Adjustment Date, and (b) from and after the Initial Adjustment Date, the LIBOR Rate as of the date which is one
(1) Business Day prior to the applicable Adjustment Date plus the Variable Rate Margin; and during the Extension Term means an annual rate equal to (x) the LIBOR Rate as of the date which is one (1) Business Day prior to the Initial Maturity Date plus the Variable Rate Margin until the first day of the sixth month after the Initial Maturity Date, and (y) thereafter, the LIBOR Rate as of the date which is one (1) Business Day prior to the applicable Adjustment Date plus the Variable Rate Margin.

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       "VARIABLE RATE MARGIN" means three and one-half percent (3.5%) per annum, provided that at any time that, and so long as, sixty-five percent (65%) or more of the aggregate Appraised Value of the Borrowing Base Projects is comprised of Borrowing Base Projects operated or to be operated as hotels, then the "Variable Rate Margin" means three and three-quarters percent (3.75%) per annum, in each case as the same may be increased as provided in
SECTION 7.8 of the Loan Agreement. Any adjustment of the Variable Rate Margin as provided herein (excluding any increase provided in SECTION 7.8 of the Loan Agreement which shall be handled as provided therein) shall be effective, and the Variable Interest Rate shall be adjusted as of, the first day of the first month following the date on which sixty-five percent (65%) or more of the aggregate Appraised Value of the Borrowing Base Projects is comprised of Borrowing Base Projects operated or to be operated as hotels (or the first day of the first month following the date on which the same ceases to be true).

                                   ARTICLE 2

                          INTEREST; PAYMENTS; ADVANCES

       2.1    VARIABLE INTEREST RATE.

       Subject to the provisions of SECTIONS 2.2 and 4.3 and ARTICLE 3, interest shall accrue on the unpaid principal balance outstanding under this Note from time to time at the Variable Interest Rate. The Variable Interest Rate shall be adjusted as provided herein to reflect changes in the Variable Rate Margin and shall be adjusted on the Initial Adjustment Date and on each Adjustment Date thereafter to reflect changes in the LIBOR Rate; provided that in no event shall the Variable Interest Rate (a) exceed the Ceiling Rate, (b) be less than the Floor Rate, or (c) be adjusted by more than one percent (1%) at any Adjustment Date. Borrower acknowledges and agrees that (x) Lender has no obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the Variable Interest Rate; (y) the LIBOR Rate is used merely as a reference in determining the Variable Interest Rate; and (z) the LIBOR Rate is a reasonable and fair basis for calculating the Variable Interest Rate.

       2.2    [INTENTIONALLY OMITTED].

       2.3    PAYMENTS.

       A. Borrower shall make monthly payments (the "MONTHLY INSTALLMENTS") of interest only beginning on the Initial Payment Date and on the first day of each month thereafter. The Monthly Installments shall be subject to adjustment to reflect any adjustments in the Variable Interest Rate of this Note, with each such adjustment effective thirty (30) days after the applicable Adjustment Date. Monthly Installments shall also be adjusted as provided in SECTION 7.6(F) and SECTION 7.8 of the Loan Agreement. Monthly Installments shall not be adjusted on any partial repayments of the Loan until the first day of the following month. Further, the Monthly Installments shall be adjusted upon the funding of any Subsequent Advances by Lender in accordance with SECTION 2.6.

       B. Interest shall commence to accrue under this Note upon the disbursement by Lender of Loan proceeds into the escrow for the Loan closing. Interest for any partial calendar month in which the Closing Date occurs shall be deducted from the funds disbursed by Lender on the Closing Date. All interest shall be calculated based on a three hundred and sixty (360) day year, but shall be computed for the actual number of days in the period for which interest is charged.

       C. Each Monthly Installment and the Final Payment shall be applied first to the payment of accrued and unpaid charges and interest under this Note and the other Loan

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Documents as of the date of receipt and the remainder, if any, shall be applied to the unpaid principal balance of the Loan; provided that upon the occurrence of a Potential Default or Event of Default under any of the Loan Documents, Lender shall be entitled to allocate Monthly Installments, the Final Payment and any other payments received by Lender to principal, interest, and/or charges in such order as Lender may elect. All payments of principal, interest and other amounts under this Note and the other Loan Documents shall be payable without any right of reduction, deferral, set-off, deduction, abatement, rescission or counterclaim.

       D. Whenever any payment to be made hereunder or under any of the other Loan Documents shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the interest due hereunder or under the other Loan Documents.

       E.     In addition to the other payments required to be made by this
SECTION 2.3, Borrower shall each year pay to Lender the fees provided in
SECTION 2.10 of the Loan Agreement.

       2.4    PREPAYMENT PRIVILEGE.

       A. Within the limit of the Loan Amount, and subject to the provisions of SECTION 2.1 of the Loan Agreement, Borrower may repay all or any portion of the Loan without the imposition of a premium or penalty, and reborrow such amount, on the terms and conditions set forth in this Note and in the Loan Agreement.

       B. As a condition precedent to Borrower's right to make any repayment of the principal of the Loan, Borrower shall provide Lender with not less than thirty (30) days prior written notice in the event of a full repayment, and not less than ten (10) business days prior written notice in the event of a partial repayment.

       2.5    ADDITIONAL ADVANCES.

       If Lender advances funds under the terms of this Note or any of the other Loan Documents other than Advances pursuant to SECTION 2.6, such amounts (a) shall be deemed advances under this Note and shall be secured by the Deed of Trust and other Loan Documents, notwithstanding that such advances may cause the total amount advanced to exceed the face amount of this Note, (b) shall be subject to the imposition of a loan fee of one percent (1%) of the amount advanced, plus interest thereon at the Default Interest Rate from the date of Lender's advance of funds until the date of reimbursement, and (c) shall be due and payable, together with such loan fee and interest, within ten (10) days after demand by Lender.

       2.6    ADVANCES.

       A. The Loan proceeds will be advanced by Lender to Borrower pursuant to the terms and conditions of the Loan Agreement and this SECTION
2.6 in an initial disbursement in the amount set forth on EXHIBIT A attached hereto, less any fees, costs, expenses and interest payable to Lender as of such date (the "INITIAL ADVANCE"), upon the closing of the Loan, and subsequent disbursements as provided in the Loan Agreement and this SECTION
2.6 (individually, a "SUBSEQUENT ADVANCE" and collectively, the "SUBSEQUENT ADVANCES"), upon the terms and conditions set forth in the Loan Agreement and this SECTION 2.6. Without limiting any other provision of this Note or the Loan Agreement, each Subsequent Advance shall be in the minimum amount of Two Hundred Fifty Thousand Dollars ($250,000). Subsequent Advances shall be funded by Lender not more frequently than twice per month.

       B.     The proceeds of any Subsequent Advance shall only be used for
(i) capital improvements to the Borrowing Base Projects (all of which capital improvements shall be performed in compliance with the terms of the Loan Documents), or (ii) the normal, customary and reasonable direct costs incurred in the ordinary course in connection with Borrower's acquisition of income-producing commercial properties for its own account, or (iii) up to a maximum aggregate amount of One Million Two Hundred Thousand Dollars ($1,200,000) may be paid to the Public Shareholders as cash in lieu of fractional interests or shares paid by Borrower or WinShip Properties, Inc. in connection with the reorganization of Borrower contemplated by SECTION 2.7 of the Loan Agreement. Concurrently with any request by Borrower for any Subsequent Advance, Borrower shall deliver to Lender evidence satisfactory to Lender that all of the proceeds of such Subsequent Advance shall be used for the purposes permitted herein. Without limiting the foregoing, within thirty
(30) days after any Subsequent Advance, Borrower shall deliver to Lender evidence satisfactory to Lender that such entire Subsequent Advance was in fact used for the purposes set forth herein. Lender may, at its election, disburse any Subsequent Advance directly to the applicable contractor, supplier, acquisition escrow or Public Shareholder.

       C. Each Subsequent Advance shall be made by Lender to Borrower at Borrower's request only if and when all of the conditions set forth on EXHIBIT A attached hereto (the "ADVANCE CONDITIONS") shall have been satisfied with respect to each such Subsequent Advance. Lender shall make each Subsequent Advance within fifteen (15) business days of its determination that all of the Advance Conditions with respect to such Subsequent Advance have been satisfied in full, unless new collateral is required from Borrower pursuant to the terms of SECTION 2(G) of EXHIBIT A attached hereto and SECTION 2.6 of the Loan Agreement, in which event Lender shall make each Subsequent Advance within thirty (30) calendar days of its determination that all of the Advance Conditions with respect to such Subsequent Advance and all of the terms and conditions set forth in SECTION
2.6 of the Loan Agreement have been satisfied in full.

       D. Lender shall disburse each Subsequent Advance to Borrower net of the interest on such Subsequent Advance pursuant to this Note for the remainder of the month in which such disbursement is made, and the Monthly Installments shall thereafter be recalculated, effective on the first day of the following calendar month, based upon the new unpaid principal balance of the Loan.

       E. Borrower acknowledges and agrees that Lender shall have no obligation to make any or all of the Subsequent Advances unless all of the Advance Conditions with respect thereto have been satisfied in full. In the event that all of the Advance Conditions for any Subsequent Advance have not been satisfied in full, Lender's obligation to make, and Borrower's right to receive, such Subsequent Advance shall terminate and be of no further force or effect. Lender's obligation to fund any Subsequent Advances shall terminate on the date which is thirty (30) days before the Maturity Date.

       F. The parties agree that the provisions of this SECTION 2.6 constitute a contract to make a loan (extend debt financing or financial accommodations) within the meaning of 11 U.S.C. Section 365(c)(2) and Section 365(e)(2)(B).

                                    ARTICLE 3

                   MATURITY DATE; EXTENSION TERM INTEREST RATE


       3.1    MATURITY DATE; EXTENSION OF INITIAL MATURITY DATE.

       A. The Final Payment and all other amounts owing by Borrower to Lender under the Loan Documents shall be due and payable on the Initial Maturity Date. In the event that on or before October 1, 2000, the Junior Loan, and all amounts due under the Junior Loan Documents, are not repaid in full, and Borrower fails to enter into an agreement with the Junior Lender, in form and substance satisfactory to Lender, extending the maturity date of the Junior Loan to a date no earlier than the Initial Maturity Date, then the Initial Maturity Date shall be the date which is sixty (60) days after written notice from Lender to Borrower (but in no event later than April 1, 2001) and all principal, interest and other indebtedness evidenced by this Note shall be due and payable in full on such date without any presentment, demand, protest or other notice of any kind. If Lender fails to give such notice to Borrower, the Initial Maturity Date shall be April 1, 2001.

       B. The Initial Maturity Date may be extended to the Extended Maturity Date upon the satisfaction of all of the following terms and conditions:

              (i) at least sixty (60) days prior to the Initial Maturity Date, Borrower shall give Lender written notice that Borrower desires to extend the Initial Maturity Date to the Extended Maturity Date;

              (ii) concurrently with Borrower's notice to Lender pursuant to SECTION 3.1(A) above, Borrower shall deliver to Lender an extension fee (the "EXTENSION FEE") in an amount equal to Four Hundred Forty Thousand Dollars ($440,000), which Extension Fee shall be nonrefundable except as expressly provided in SECTION 3.2;

              (iii) Lender shall have approved the extension of the Initial Maturity Date under Lender's then current underwriting criteria for similar loans and properties, including, without limitation, Lender's requirements regarding current and projected loan-to-value-ratios, net operating income, occupancy levels, debt service coverage, condition of the Project and Borrower's and the Principal Parties' financial condition;

              (iv) the Junior Loan and all amounts due under the Junior Loan Documents shall have been paid in full, or the maturity date of the Junior Loan shall have been extended to a date no earlier than the Extended Maturity Date pursuant to agreement(s) in form and substance acceptable to Lender;

              (v) Borrower shall pay all reasonable costs and expenses incurred by Lender in connection with the extension of the Maturity Date and Lender's approval thereof, including, without limitation, appraisal costs, title fees and reasonable attorneys' fees and costs;

              (vi) there shall be no Event of Default or Potential Default under this Note or any of the other Loan Documents either on the date of Borrower's notice to Lender pursuant to SECTION 3.1(A) above or on the Initial Maturity Date; and

              (vii) both on the date of Borrower's notice to Lender pursuant to SECTION 3.1(A) above and on the Initial Maturity Date, the Ground Lease shall be in full force and effect and there shall be no default, or event which, with the giving of notice or the passage of time or both, would constitute a default, under the Ground Lease.

              In accordance with the terms of the Loan Agreement, the Appraised Value of the Borrowing Base Projects and Borrowing Base Amount shall be recalculated upon the extension of the Initial Maturity Date.

       3.2 EXTENSION FEE. The Extension Fee shall be refunded to Borrower only if (i) Lender does not approve the extension of the Initial Maturity Date as provided in SECTION 3.1(C), and (ii) no Event of Default, monetary Potential Default or material nonmonetary Potential Default exists under this Note or any of the other Loan Documents. If the Initial Maturity Date is not extended as provided herein because Lender does not approve the extension of the Initial Maturity Date, and if the Extension Fee is not refunded to Borrower because an Event of Default, monetary Potential Default or material nonmonetary Potential Default exists under the Loan Documents, Lender shall apply the Extension Fee to the payment of amounts owed to Lender under the Loan Documents in such order as Lender may elect in its sole discretion (and in no other circumstances shall the Extension Fee be applied to the payment of Borrower's obligations under the Loan Documents).

       3.3. EXTENSION INTEREST RATE. If the Maturity Date is extended to the Extended Maturity Date, subject to the provisions of SECTION 4.3, interest shall accrue on the unpaid principal balance outstanding under this Note from time to time at the Variable Interest Rate; provided that in no event shall the Variable Interest Rate (a) exceed the Ceiling Rate, (b) be less than the Floor Rate, or (c) be adjusted by more than one percent (1%) at any Adjustment Date.

                                  ARTICLE 4

                           MISCELLANEOUS PROVISIONS

       4.1    RESTRICTIONS ON TRANSFER AND ENCUMBRANCE.

       This Note is secured by, among other things, the Deed of Trust. The Deed of Trust contains provisions allowing for the acceleration of the maturity date of this Note upon the sale, transfer, conveyance, assignment, encumbrance, hypothecation or other alienation without Lender's prior written consent (which may be withheld in Lender's sole discretion), of all or any portion of the Project or any interest therein or of certain interests in Borrower or its Principals. Further, the Loan Agreement contains provisions for the acceleration of the Maturity Date of this Note upon the occurrence of certain events described therein.

       4.2    INTEREST RATE LIMITATION.

       It is the intent of Borrower and Lender that the Loan be exempt from the restrictions of the usury laws of the State of California. In the event that for any reason it is nonetheless determined that California usury law is applicable to the Loan, Borrower and Lender stipulate and agree that none of the terms and provisions contained herein or in any of the Loan Documents shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California. In such event, if Lender shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate under this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of California, all such sums shall, at the option of Lender, be credited to the payment of the sums due hereunder or returned to Borrower.

       4.3    LATE CHARGE AND DEFAULT INTEREST RATE.

       If any Payment is not received by Lender within ten (10) days after its due date, or if the due date is not a Business Day, if any Payment is not received by Lender on the next succeeding Business Day after such ten (10) day period, Borrower shall pay to Lender a late charge of ten percent (10%) of such Payment, which late charge shall be immediately due and payable without demand or notice by Lender. In addition, at Lender's option in its sole discretion, all amounts owing to Lender under the Loan Documents shall bear interest at the Default Interest Rate if any Payment is not received by Lender within thirty (30) days after its due date, or if the due date is not a Business Day, if any Payment is not received by Lender on the next succeeding Business Day after such thirty (30) day period, or if any other Event of Default occurs hereunder or under any of the other Loan Documents. The Default Interest Rate shall apply until the delinquent Payment, together with all interest at the Default Interest Rate and all late charges thereon, have been received by Lender or such other Event of Default has been fully cured. Borrower acknowledges that late payment of any Payment or the occurrence of an Event of Default will cause Lender to incur costs which would be costly or inconvenient to establish. Borrower and Lender agree that it would be impractical or extremely difficult to fix Lender's actual damages if any Payment is not paid when due or an Event of Default occurs, and such late charge and Default Interest Rate represent a reasonable sum considering all of the circumstances and represent a fair and reasonable estimate of the costs that Lender will incur by reason of late payment or default.
Acceptance of such late charge and interest at the Default Interest Rate shall not limit Lender's right to compel performance of any obligation or to exercise any of its rights or remedies under the Loan Documents.

       4.4    EVENT OF DEFAULT; REMEDIES.

       Borrower's failure to pay any principal, interest or other monies due under this Note within ten (10) days after such amount is due, or the occurrence of any "Event of Default" under any of the other Loan Documents (as "Event of Default" is defined therein), shall constitute an event of default (an "EVENT OF DEFAULT") hereunder and under the other Loan Documents.
 Upon the occurrence of any Event of Default hereunder or under any of the Loan Documents (as "Event of Default" is defined in the other Loan Documents), Lender may, at its option, declare all principal, interest and other indebtedness evidenced by this Note to be immediately due and payable without any presentment, demand, protest or notice of any kind, and Lender shall be entitled to exercise any and all remedies available to it under the Loan Documents or at law or equity.

       4.5    ATTORNEYS' FEES AND OTHER EXPENSES.

       If Borrower fails to pay any amounts owing under this Note or any of the other Loan Documents when due or if an Event of Default occurs under any of the Loan Documents, Borrower shall pay Lender, within ten (10) days after demand by Lender, all reasonable attorneys' fees and costs, and all other reasonable and necessary out-of-pocket expenses, including, without limitation, title, filing, recording, appraisal, environmental, trustee and other costs or fees, incurred by Lender in connection with this Note and the exercise of any right or remedy under this Note or any of the other Loan Documents.

       4.6    WAIVERS.

       Borrower hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and repayment of this Note and, to the extent permitted by applicable law, the defense of the statute of limitations. Borrower expressly agrees that, without in any way affecting the liability of Borrower hereunder and without giving any notice to Borrower thereof, Lender may, at its option, extend the Maturity Date or the time for payment of any Payment due hereunder, accept additional security, release any party liable hereunder, release any security now or hereafter securing this Note, accept a renewal of this Note or join in any subordination agreement. No provision in this Note (including, without limitation, the provisions for the late charge or interest at the Default Interest Rate) shall be construed as in any way excusing Borrower from its obligation to make each Payment under this Note promptly when due.

       4.7    SUCCESSORS AND ASSIGNS.

       This Note and all of the obligations hereunder shall be the joint and several obligation of all makers of this Note (who are referred to jointly and severally as "BORROWER" in this Note). This Note shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns.

       4.8    NOTICES.

       All notices to be given under this Note shall be in writing and shall be given in the manner provided in the Loan Agreement.

       4.9    COUNTERPARTS.

       This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Note to physically form one document.

       4.10   GOVERNING LAW.

       This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

       4.11   LIMITED RECOURSE OBLIGATIONS.

       A. Except as provided in SECTIONS 4.11(B), 4.11(C), 4.11(D) or 4.11(E) below, in the event of any default under the terms of the Loan Documents, Lender's recourse shall be limited to proceeding against the collateral (the "COLLATERAL") covered by the Deed of Trust and the other Loan Documents and any other deed of trust, assignment or security agreement creating or evidencing any lien, right or security interest granted in favor of Lender for the purpose of securing the obligations of Borrower under this Note or the other Loan Documents (collectively, the "SECURITY DOCUMENTS") and to proceeding against any guarantor under any guaranty delivered to Lender in connection with the Loan Documents. It is expressly understood and agreed, however, that nothing contained in this SECTION 4.11 shall in any way constitute or be deemed a release of the debt evidenced by this Note or of any other obligation of Borrower under the Loan Documents or otherwise affect or impair the enforceability against Borrower or any other party of the liens, assignments and security interests created by the Security Documents or relating to the Loan evidenced by this Note.

       B.     Notwithstanding anything to the contrary contained in this
SECTION 4.11, Borrower shall be fully and personally liable for all expenses, losses, claims, damages and liabilities incurred or suffered by Lender in connection with:

              (i) Any negligent or grossly negligent tortious conduct or material misrepresentation by Borrower or any of the Principals in connection with the Loan, any of the Loan Documents or any of the Collateral;

              (ii)   Any waste to any part of the Collateral;

              (iii) Any failure to deliver to Lender any Casualty Proceeds (as defined in the Deed of Trust) covering any portion of the Collateral or any Condemnation Proceeds (as defined in the Deed of Trust) as to any portion of the Collateral in accordance with the provisions of the Loan Documents or any failure by Borrower to apply any such proceeds released by Lender to Borrower in accordance with the terms of the Loan Documents;

              (iv) All indemnity agreements of Borrower in any of the Loan Documents to the extent such indemnity agreements cover losses, costs and expenses, damages, claims and/or liabilities to, by or from third parties;

              (v) Any failure to deliver to Lender any Rents (as defined in the Assignment of Rents), security deposits or other such amounts relating to the Collateral in accordance with the provisions of the Loan Documents;

              (vi) Any failure to procure or maintain policies of insurance as required by the Loan Documents;

              (vii) Borrower's environmental obligations under the Loan Documents and the obligations of Borrower and any other signatory under the Environmental Indemnity;

              (viii) Amounts necessary to pay Impositions (as defined in the Deed of Trust), to the extent not previously deposited with Lender pursuant to SECTION 1.4 of the Deed of Trust, either paid by Lender and not reimbursed by Borrower prior to, or remaining due or delinquent on, (a) the later of the date on which title to the Collateral vests in the purchaser at a foreclosure sale under the Deed of Trust or the date on which Borrower's statutory right of redemption expires, or (b) the date on which the Collateral is transferred to Lender by a deed in lieu or in aid of foreclosure of the Deed of Trust; and

              (ix) Amounts necessary to pay any Liens against the Project or any interest therein which are not expressly permitted by the terms of the Loan Documents.

       C.     Notwithstanding anything to the contrary contained in this
SECTION 4.11, Borrower shall be fully and personally liable for the Loan and all amounts owing to Lender under the Loan Documents (including, without limitation, all principal and accrued interest) in the event of:

              (i) Any fraud, intentional tortious conduct or intentional material misrepresentation by Borrower or any of the Principals in connection with the Loan, any of the Loan Documents or any of the Collateral; and

              (ii) Any "transfer" (as defined in SECTION 1.10 of the Deed of Trust and SECTION 2.7 of the Loan Agreement) in violation of the provisions of SECTION 1.10 of the Deed of Trust other than mechanics' liens being contested by Borrower in accordance with the Loan Documents.

       D.     Notwithstanding anything to the contrary contained in this
SECTION 4.11, Borrower shall be fully and personally liable for the payment of the Seismic Principal Payment in accordance with SECTION 7.6(F) of the Loan Agreement in the event that Borrower fails either to maintain any earthquake insurance now or hereafter required by Lender in accordance with such SECTION 7.6(F) or to make the earthquake repairs required under the Loan Documents.

       E.     Notwithstanding anything to the contrary contained in this
SECTION 4.11, if Borrower has distributed any or all of its assets, directly or indirectly, to its partners, shareholders, members or other owners during the twelve (12) months prior to the occurrence of an Event of Default under the Loan Documents or at any time after the occurrence of an Event of Default or Potential Default under the Loan Documents, then Borrower shall be fully and personally liable for a portion of the Loan and the other amounts owing to Lender under the Loan Documents in an amount equal to such distributions made by Borrower. As used herein, the distribution of assets shall include, without limitation, the repayment of any loans made to Borrower or any interest or other charges payable in connection therewith, the return of capital contributions, distributions upon the termination, liquidation or dissolution of Borrower and the payment of fees, including management, leasing, brokerage and other fees to the extent such fees exceed the amounts payable in arms' length transactions with third parties.

       F. Nothing contained in this SECTION 4.11 shall limit any of Lender's rights under the Environmental Indemnity or under California Code of Civil Procedure Section 726.5 or any other Law which gives Lender the right to waive its lien against environmentally impaired property and pursue the rights of an unsecured creditor or otherwise obtain a money judgment against the Limited Recourse Parties in connection therewith.

       G. Nothing contained in this SECTION 4.11 shall limit or affect in any manner any of Lender's rights or remedies under any guaranty now or hereafter delivered to Lender in connection with the Loan.

       4.12   SHAREHOLDERS.

              Notwithstanding anything to the contrary contained in this Note or any of the other Loan Documents, in no event shall the Shareholders (as defined in Borrower's Formation Documents) be personally or individually liable for any debt, claim, obligation or damages under, or for any money that may become due or payable in any way under, this Agreement or any of the other Loan Documents. The provisions of this SECTION 4.12 shall be applicable to each of the Loan Documents (whether or not explicitly stated therein) and is hereby incorporated into each of the Loan Documents by this reference.

       IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.


                                       THE PEREGRINE REAL ESTATE TRUST, an
                                       unincorporated California real estate
                                       investment trust,
                                       dba WinShip Properties


                                       By:
                                          -----------------------------------

                                          Its:
                                              -------------------------------

STATE OF CALIFORNIA         )
                            )  SS.
COUNTY OF ____________  )



              On ______________, before me, ________________, a Notary Public, personally appeared ______________________, and ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

              WITNESS my hand and official seal.




                                  -------------------------------------------
                                             Notary Public

                                   EXHIBIT A

                               ADVANCE CONDITIONS

       The following shall be conditions precedent to each Subsequent Advance:

       A. No Event of Default shall have occurred, and no Potential Default shall have occurred and be continuing, under any of the Loan Documents.

       B. Without limiting the provisions of the Loan Documents, no payment required to be made by Borrower under the Loan Documents shall have been made more than thirty (30) days after the due date under the Loan Documents which in the aggregate has a material adverse effect on (i) Borrower's ability to timely pay Monthly Installments or otherwise comply with the terms of the Loan Documents, or (ii) the operation of any of the Projects.

       C. No material adverse change shall have occurred with respect to any of the Projects, the Ground Lease, Borrower's assets, net worth, financial condition, or management or operational capability.

       D. Borrower shall have paid all reasonable costs incurred by Lender in connection with Lender's determination that the Advance Conditions have or have not been satisfied, including, without limitation, title insurance charges, credit reporting fees, attorneys' fees and costs, appraisal fees, inspection fees and engineering fees.

       E. Borrower shall have made a written request for the specific Subsequent Advance.

       F. The outstanding principal balance of the Loan, without consideration of such disbursement, shall be equal to or greater than Eleven Million Dollars ($11,000,000).

       G. In the event that Lender determines that Lender's funding of any Subsequent Advance will cause the outstanding principal balance of the Loan to exceed the Borrowing Base Amount, Borrower shall have delivered to Lender sufficient additional collateral for the Loan in accordance with the terms and conditions of SECTION 2.6 of the Loan Agreement to increase the Borrowing Base Amount to an amount not less than the outstanding principal balance of the Loan, including such Subsequent Advance.




                                      A-1